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                                     May 1, 1997



Metris Receivables, Inc.
4400 Baker Road
Suite F470
Minnetonka, MN 55343

                           Re:      Registration Statement on Form S-3
                                    Registration No. 333-23045

Ladies and Gentlemen:

                  We have acted as special counsel to Metris Receivables, Inc., as transferor (the "Transferor"), in connection with (a) the transfer and assignment of a portfolio of MasterCard or other revolving consumer credit card accounts, and all monies due or to become due in payment of such receivables (collectively, the "Receivables"), by the Transferor to The Bank of New York (Delaware), as trustee (the "Trustee") for the Metris Master Trust (the "Trust"), formed pursuant to a Pooling and Servicing Agreement dated as of May 26, 1995, as amended (the "Pooling and Servicing Agreement") by and among the Transferor, Direct Merchants Credit Card Bank, National Association, as servicer (the "Servicer") and the Trustee, to be allocated by the Trust among the interests of the holders of certain Series of Certificates to be outstanding from time to time including the Series 1997-1 Class A Certificateholders' Interests (the "Class A Certificates"), Class B Certificateholders' Interests (the "Class B Certificates" together with the Class A Certificates, the "Offered Certificates"), the Class C Certificateholders' Interest (the "Class C Certificates") and the Class D Certificateholders' Interest (the "Class D Certificates") (together, the "Certifi-


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Metris Receivables, Inc.
May 1, 1997
Page 2




cates") and (b) the sale of the Offered Certificates to the underwriters (the "Underwriters") party to an Underwriting Agreement (the "Underwriting Agreement"), by and among the Transferor, Metris Companies Inc. and Bear, Stearns & Co. Inc., as representative of the Underwriters.

                  In connection with our engagement, we have examined and relied upon the forms of the Pooling and Servicing Agreement and the Underwriting Agreement included as exhibits to the Registration Statement (Registration No. 333-23045) (as amended, the "Registration Statement"). In addition, we have examined and considered executed originals or counterparts, or certified or other copies identified to our satisfaction as being true copies of such certificates, instruments, documents and other corporate records of the Transferor and matters of fact and law as we deem necessary for the purposes of the opinion expressed below. Capitalized terms not otherwise defined herein have the respective meanings assigned to such terms in the Underwriting Agreement.

                  In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the original of such latter documents. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Transferor and others.

                  We express no opinion as to the laws of any jurisdiction other than the laws of the State of Delaware and the laws of the United States of America to the extent specifically referred to herein.

                  Based upon and subject to the foregoing, we are of the opinion that, when the Offered Certificates to be issued pursuant to the Pooling and Servicing Agreement have been duly and validly authorized by the Transferor and when the Offered Certificates are executed and delivered by the Transferor and authenticated by the Trustee




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Metris Receivables, Inc.
May 1, 1997
Page 3



in accordance with the provisions of the Pooling and Servicing Agreement, and when the Offered Certificates are paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, the Offered Certificates will be legally issued, fully paid and non-assessable.

                  We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Skadden, Arps, Slate, Meagher & Flom (Delaware) under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

                                        Very truly yours,


                                        /s/Skadden, Arps, Slate,
                                            Meagher & Flom (Delaware)